     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1998



                                                      REGISTRATION NO. 333-50477

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            ATMOS ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

             TEXAS AND VIRGINIA                                 75-1743247
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)
          1800 THREE LINCOLN CENTRE                          GLEN A. BLANSCET
              5430 LBJ FREEWAY                        VICE PRESIDENT, GENERAL COUNSEL
             DALLAS, TEXAS 75240                          AND CORPORATE SECRETARY
               (972) 934-9227                            1800 THREE LINCOLN CENTRE
      (Address, including zip code, and                      5430 LBJ FREEWAY
   telephone number, including area code,                   DALLAS, TEXAS 75240
of registrant's principal executive offices)                  (972) 934-9227
                                                    (Name, address, including zip code,
                                                      and telephone number, including
                                                      area code, of agent of service)

                  Please send copies of all communications to:

               BRYAN E. BISHOP                                JONATHAN JEWETT
                VAN M. JOLAS                               FAITH D. GROSSNICKLE
         LOCKE PURNELL RAIN HARRELL                         SHEARMAN & STERLING
        (A PROFESSIONAL CORPORATION)                       599 LEXINGTON AVENUE
        2200 ROSS AVENUE, SUITE 2200                   NEW YORK, NEW YORK 10022-6069
             DALLAS, TEXAS 75201
               (214) 740-8000


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effectiveness of the Registration Statement.

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY THEIR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 25, 1998


PROSPECTUS

                            ATMOS ENERGY CORPORATION

                                  $150,000,000

                                DEBT SECURITIES

                             ---------------------

     Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), may offer from time to time, together or separately, its debt securities ("Debt Securities") on terms to be determined at the time of offering. Debt Securities with an aggregate issue price of up to $150,000,000 may be issued, in one or more series, under this Prospectus. The Debt Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

     The prospectus supplement ("Prospectus Supplement") accompanying this Prospectus sets forth, with respect to the particular series or issue of Debt Securities for which this Prospectus and the Prospectus Supplement are being delivered ("Offered Securities"): the terms of the Debt Securities offered, including, where applicable, their title, aggregate principal amount, maturity, rate of any interest (or the manner of calculation and time of payment thereof), any redemption or repayment terms, any index, formula or other method pursuant to which principal, premium or interest may be determined and the form of such Debt Securities (which may be in registered or global form), any initial public offering price, the purchase price and net proceeds to the Company and the other specific terms of such offering.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

     Offered Securities may be sold directly to purchasers or to or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the offering of any Offered Securities, their names and any applicable fee, commission or discount arrangements will be set forth in the Prospectus Supplement. See "Plan of Distribution".

                             ---------------------

               The date of this Prospectus is             , 1998.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Office (Seven World Trade Center, Suite 1300, New York, New York 10048) and Chicago Office (500 W. Madison St., Suite 1400, Chicago, Illinois 60621-2511). Copies of such materials also can be obtained upon request from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, such materials may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange one or more of the Company's securities are listed. Finally, copies of reports, proxy statements and other information filed with the Commission electronically by the Company may be inspected by accessing the Commission's Internet site at http://www.sec.gov.



     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document. A copy of the Registration Statement and the exhibits and schedules thereto may be examined without charge at the Commission's principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained from the Public Reference Section of the Commission at prescribed rates.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference and are deemed to be a part hereof:

          (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1997;


          (b) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31, 1998; and



          (c) Current Report on Form 8-K dated November 13, 1997.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby also shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Atmos Energy Corporation, 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, Attention: Investor Relations.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     Statements contained in this Prospectus, including the documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference," that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. Important factors that could cause future results to differ include, but are not limited to, national, regional and local economic competitive conditions, regulatory and business trends and decisions, technological developments, Year 2000 issues, inflation rates, weather conditions, and other factors discussed in this and other filings by the Company with the Commission, all of which are difficult to predict and many of which are beyond the control of the Company. Accordingly, while the Company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in the Company's documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements.

                                  THE COMPANY


     The Company distributes and sells natural gas and propane to approximately
1.02 million residential, commercial, industrial, agricultural, and other customers. The Company distributes and sells natural gas through its five operating divisions to approximately 985,000 customers in 802 cities, towns, and communities in service areas located in Colorado, Georgia, Illinois, Iowa, Kansas, Kentucky, Louisiana, Missouri, South Carolina, Tennessee, Texas and Virginia. The Company also transports gas for others through parts of its distribution system. It also distributes propane to approximately 31,000 customers in Kentucky, North Carolina, Tennessee and Virginia.



     The Company, through various wholly-owned subsidiaries, conducts operations that complement its natural gas and propane distribution business. One subsidiary, United Cities Gas Storage Company, owns natural gas storage fields in Kansas and Kentucky, which are used to supplement natural gas used by customers in those states. Another subsidiary, UCG Energy Corporation ("UCG Energy"), leases appliances, real estate, equipment, and vehicles to the United Cities Gas Company division and others, and owns a small interest in a partnership engaged in exploration and production activities. UCG Energy also owns a 45% interest in Woodward Marketing, L.L.C. ("WMLLC"), which conducts a gas marketing business. WMLLC provides gas marketing services to industrial customers, municipalities and local distribution companies, including the United Cities Gas Company division.



     UCG Energy also owns Atmos Propane, Inc. (the "Propane Division"), which is engaged in the retail distribution of propane (LP) gas, the wholesale supply and transportation of LP gas, the transportation of certain petroleum products for other companies and the direct merchandising and repair of propane gas appliances. The Propane Division has LP storage facilities in 16 towns in which it operates, with a total storage capacity of approximately 2,209,000 gallons.


     The Company's principal executive offices are located at 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, and its telephone number is (972) 934-9227.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated:


                                                                                SIX MONTHS
                                                                                   ENDED
                                                 YEAR ENDED SEPTEMBER 30,        MARCH 31,
                                             --------------------------------   -----------
                                             1993   1994   1995   1996   1997   1997   1998
                                             ----   ----   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges.........  2.35   2.30   2.31   2.82   1.95   5.13   5.09



     For purposes of computing the foregoing ratios, (i) "earnings" represent the Company's net income from continuing operations plus applicable income taxes and fixed charges, and (ii) "fixed charges" represent interest expense, amortization of debt discount, premium and expense, capitalized interest, and a portion of lease payments considered to represent an interest factor.


                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds received by the Company from the sale of the Debt Securities will be used for the repayment of short-term debt (i) incurred in connection with the establishment of a new customer service center located in Amarillo, Texas and
(ii) representing transaction costs incurred in connection with the merger of United Cities Gas Company with and into the Company. If the Company elects at the time of an issuance of the Debt Securities to make a different or more specific use of proceeds other than that set forth herein, such use will be described in the Prospectus Supplement.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued under an Indenture ("Indenture") between the Company and U.S. Bank Trust National Association, Trustee ("Trustee"). The form of the Indenture has been filed as an exhibit to the Registration Statement. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended ("TIA"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, including the definitions of certain terms therein. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated by reference herein as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

     The Indenture provides that any Offered Securities may be issued in one or more series, in each case as authorized from time to time by the Company; the Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. Reference is made to the Prospectus Supplement relating to the Offered Securities for the following:

          (1) The title of such Debt Securities.

          (2) The aggregate principal amount of such Debt Securities, the percentage of their principal amount at which such Debt Securities will be issued and the date or dates on which the principal of such Debt Securities will be payable or the method by which such date or dates will be determined or extended.

          (3) The rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, and, if variable, the method by which such rate or rates will be determined.

          (4) The date or dates from which any interest will accrue or the method by which such date or dates will be determined, the date or dates on which any interest will be payable (including the Regular

     Record Dates for such Interest Payment Dates) and the basis on which any interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months.

          (5) The place or places, if any, other than or in addition to New York City, where the principal of (and premium, if any, on) and interest, if any, on such Debt Securities will be payable, where any Debt Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange and where notices or demands to or upon the Company in respect of such Debt Securities may be served.

          (6) The period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option.

          (7) The obligation, if any, of the Company to redeem, purchase or repay such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities will be so redeemed, purchased or repaid.

          (8) Whether the amount of payments of principal of (and premium, if any, on) and interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, without limitation, be based on one or more commodities, equity indices or other indices) and the manner in which such amounts will be determined.

          (9) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities (which Events of Default or covenants may not be consistent with the Events of Default or covenants set forth in the general provisions of the Indenture).

          (10) If other than the entire principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.

          (11) Any provisions in modification of, in addition to or in lieu of any of the provisions concerning defeasance and covenant defeasance contained in the Indenture that will be applicable to such Debt Securities.

          (12) Any provisions granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.

          (13) If other than the Trustee, the designation of any Paying Agent or Security Registrar for such Debt Securities, and the designation of any transfer or other agents or depositories for such Debt Securities.

          (14) Whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Security is to be issuable in permanent global form (a "Global Security") and, if so, whether beneficial owners of interests in any Global Security may exchange such interests for Debt Securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if such Debt Securities are to be issuable as a Global Security, the identity of the depository for such Debt Securities.


          (15) The person to whom any interest on any Debt Security will be payable, if other than the person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, or the manner in which any interest payable on a temporary Debt Security issued in global form will be paid (if other than as described in "Book-Entry Debt Securities" below).


          (16) The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000 or any integral multiple thereof.

          (17) Whether and under what circumstances the Company will pay Additional Amounts, as contemplated by Section 1008 of the Indenture, on such Debt Securities to any holder who is not a United States person (including any modification of the definition of such term as contained in the Indenture) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).

          (18) Any other, terms, conditions, rights and preferences (or limitations on such rights and preferences) of such Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

     If the terms of any series of Debt Securities provide that the Company may be required to pay Additional Amounts in respect thereof, for purposes of this Prospectus, any reference to the payment of the principal of (and premium, if any, on) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of the Additional Amounts provided for by the terms of such Debt Securities.

     The Debt Securities referred to on the cover page of this Prospectus, and any additional debt securities issued under the Indenture, are herein collectively referred to, while a single Trustee is acting with respect to all debt securities issued thereunder, as the "Indenture Securities". The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Indenture Securities. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term "Indenture Securities" as used herein will mean the series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the series of Indenture Securities for which it is the Trustee. If two or more Trustees are acting under the Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

     The Debt Securities may provide for less than the entire principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. A discussion of the federal income tax and other considerations applicable to Original Issue Discount Securities will be set forth in the Prospectus Supplement relating thereto.

     The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

     The general provisions of the Indenture do not limit the ability of the Company to incur indebtedness and do not afford holders of Debt Securities protection in the event of highly leveraged or similar transactions involving the Company. However, the general provisions of the Indenture do provide that neither the Company nor any Restricted Subsidiary will subject certain of its properties or assets to any mortgage or other encumbrance unless the Indenture Securities outstanding thereunder are secured equally and ratably with or prior to such other indebtedness thereby secured. See "Limitations on Liens" and "Limitation on Sale and Leaseback Transactions" under the heading "Certain Covenants". Reference is made to the Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     Under the Indenture, the Company has the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued thereunder and, without the consent of the holders, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created) in an aggregate principal amount determined by the Company (Section
301).

     There is no requirement that future issues of debt securities of the Company be issued under the Indenture, and the Company will be free to employ other indentures or documentation, possibly containing provisions different from those included in the Indenture or applicable to one or more issues of Indenture Securities, in connection with such future issues.

CERTAIN COVENANTS

  Limitations on Liens

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any Indebtedness secured by any Lien on any Principal Property, or on shares of stock or Indebtedness of any Restricted Subsidiary ("Restricted Securities"), without making effective provision for the Outstanding Indenture Securities (other than any Outstanding Indenture Securities not entitled to this covenant) to be secured by the Lien equally and ratably with (or prior to) any and all Indebtedness and obligations secured or to be secured thereby for so long as such Indebtedness is so secured, except that the foregoing restriction will not apply to:

          (1) Any Lien existing on the date of the first issuance of Indenture Securities under the Indenture, including, but not limited to, the Liens on property or after-acquired property of the Company or its Subsidiaries under the Greeley Indenture or the United Cities Indenture.


          (2) Any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary, or such Person becomes a Restricted Subsidiary.


          (3) Any Lien on any Principal Property existing at the time of acquisition of such Principal Property by the Company or a Restricted Subsidiary, whether or not assumed by the Company or such Restricted Subsidiary, provided that no such Lien may extend to any other Principal Property of the Company or any Restricted Subsidiary.

          (4) Any Lien on any Principal Property (including any improvements on an existing Principal Property) of the Company or any Restricted Subsidiary, and any Lien on the shares of stock of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Indebtedness incurred by the Company or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement or commencement of commercial operation of such Principal Property and provided, further, that no such Lien may extend to any other Principal Property of the Company or any Restricted Subsidiary, other than any theretofore unimproved real property on which the Principal Property is so constructed or developed or the improvement is located.

          (5) Any Lien on any Principal Property or Restricted Securities to secure Indebtedness owing to the Company or to another Restricted Subsidiary.

          (6) Any Lien in favor of governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure Indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien.

          (7) Any Lien created in connection with a project financed with, and created to secure, Non-Recourse Indebtedness.

          (8) Any Lien required to be placed on any property of the Company or its Subsidiaries pursuant to the provisions of the Greeley Indenture, the United Cities Indenture, the Note Purchase Agreements or the Loan Agreement.

          (9) Any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (8), provided that the Indebtedness secured thereby may not exceed the principal amount of Indebtedness so secured at the time of such renewal or refunding, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements thereon, shares of stock or Indebtedness that secured the Lien renewed or refunded.

          (10) Any Lien not permitted above securing Indebtedness that, together with the aggregate outstanding principal amount of other secured Indebtedness that would otherwise be subject to the foregoing restrictions (excluding Indebtedness secured by Liens permitted under the foregoing exceptions) and the Attributable Debt in respect of all Sale and Leaseback Transactions (not including Attributable Debt in respect of any such Sale and Leaseback Transactions described in clause (iii) or (iv) of the next succeeding paragraph) would not then exceed 10% of Consolidated Net Tangible Assets (Section 1006).

  Limitation on Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless
(i) the Company or a Restricted Subsidiary would be entitled, without securing the Outstanding Indenture Securities, to incur Indebtedness secured by a Lien on the Principal Property that is the subject of such Sale and Leaseback Transaction; (ii) the Attributable Debt associated therewith would be in an amount permitted under clause (10) of the preceding paragraph; (iii) the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction are used for the business and operations of the Company or any Subsidiary; or (iv) within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction is applied to the prepayment (other than mandatory prepayment) of any Outstanding Indenture Securities or Funded Indebtedness of the Company or a Restricted Subsidiary (other than Funded Indebtedness that is held by the Company or any Restricted Subsidiary or Funded Indebtedness of the Company that is subordinate in right of payment to any Outstanding Indenture Securities) (Section 1007).

  Certain Definitions

     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents), discounted from the respective due dates thereof at the weighted average of the rates of interest (or Yield to Maturity, in the case of Original Issue Discount Securities) borne by the Indenture Securities then outstanding under the Indenture, compounded annually.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any portion thereof constituting Funded Indebtedness) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company contained in the latest annual report to shareholders of the Company and computed in accordance with generally accepted accounting principles.

     "Funded Indebtedness" as applied to any Person, means all Indebtedness of such Person maturing after, or renewable or extendable at the option of such Person beyond, 12 months from the date of determination.

     "Greeley Indenture" means that certain Indenture of Mortgage and Deed of Trust, dated as of March 1, 1957, from Greeley Gas Company to U.S. Bank National Association (formerly The Central Bank and Trust Company), as Trustee, as amended and supplemented through December 1, 1993 (the Indenture of Mortgage and Deed of Trust through the Tenth Supplemental Indenture by the Company to U.S. Bank National Association (formerly The Central Bank and Trust Company), as Trustee).

     "Indebtedness" means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

     "Lien" means any lien, mortgage, pledge, encumbrance, charge or security interest securing Indebtedness; provided, however, that the following types of transactions will not be considered for purposes of this definition to result in a Lien: (i) any acquisition by the Company or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (ii) any conveyance or assignment whereby the Company or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof,
(iii) any Lien upon any property or assets either owned or leased by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary owns an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the such property or assets (or property or assets with which it is unitized) the payment to such Person or Persons of the Company's or the Restricted Subsidiary's proportionate part of such development or operating expenses, (iv) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith or
(v) any guarantees by the Company of the repayment of Indebtedness of any Subsidiary or guarantees by any Subsidiary of the repayment of Indebtedness of any entity, including, but not limited to, Indebtedness of Woodward Marketing, L.L.C.

     "Loan Agreement" means that certain Loan Agreement by and between the Company and NationsBank of Texas, N.A., dated as of November 26, 1996.

     "Note Purchase Agreements" collectively refers to the following Note Purchase Agreements, as amended, which were executed by and between the Company and the following parties on the dates indicated: (i) John Hancock Mutual Life Insurance Company, dated December 21, 1987; (ii) Mellon Bank, N.A., Trustee under Master Trust Agreement of AT&T Corporation, dated January 1, 1984, for Employee Pension Plans -- AT&T -- John Hancock -- Private Placement, dated December 21, 1987 (Agreement is identical to Hancock Agreement listed above except as to the parties thereto and the amounts thereof); (iii) John Hancock Mutual Life Insurance Company, dated October 11, 1989; (iv) The Variable Annuity Life Insurance Company, dated August 29, 1991; (v) The Variable Annuity Life Insurance Company, dated August 31, 1992; and (vi) New York Life Insurance Company, New York Life Insurance and Annuity Corporation, The Variable Annuity Life Insurance Company, American General Life Insurance Company and Merit Life Insurance Company, dated November 14, 1994.

     "Non-Recourse Indebtedness" means, at any time, Indebtedness incurred after the date of the Indenture by the Company or a Restricted Subsidiary in connection with the acquisition of property or assets by the Company or a Restricted Subsidiary or the financing of the construction of or improvements on property, whenever acquired, provided that, under the terms of such Indebtedness and pursuant to applicable law, the recourse at such time and thereafter of the lenders with respect to such Indebtedness is limited to the property or assets so acquired, or such construction or improvements, including Indebtedness as to which a performance or completion guarantee or similar undertaking was initially applicable to such Indebtedness or the related property or assets if such guarantee or similar undertaking has been satisfied and is no longer in effect.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any natural gas distribution property or propane property located in the United States, except any such property that in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries.

     "Restricted Subsidiary" means any Subsidiary that owns or leases a Principal Property.

     "Sale and Leaseback Transaction" means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary leases any Principal Property that has been or is to be sold or transferred by the Company or the Restricted Subsidiary to such Person, other than (i) a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under generally accepted accounting principles,
(ii) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and (iii) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property.

     "Subsidiary" of the Company means (i) a corporation, a majority of which Capital Stock with voting power, under ordinary circumstances, to elect directors is owned, directly or indirectly, at the date of determination, by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) in which at the date of determination the Company, one or more Subsidiaries or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "United Cities Indenture" means that certain Indenture of Mortgage, dated as of July 15, 1959, from United Cities Gas Company to U.S. Bank Trust National Association (formerly First Trust of Illinois, National Association), and M.J. Kruger, as Trustees, as amended and supplemented through July 29, 1997 (the Indenture of Mortgage through the Twenty-Second Supplemental Indenture by the Company to U.S. Bank Trust National Association (formerly First Trust National Association), and Russell C. Bergman, as Trustees) (Section 101).

DENOMINATIONS

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities are issuable only in fully registered form in denominations of $1,000 and integral multiples of $1,000. The Indenture also provides that Debt Securities of a series may be issuable in global form. See "Book-Entry Debt Securities" below (Sections 201, 301 and 302).

PAYMENT, TRANSFER AND EXCHANGE

     The Company will be required to maintain an office or agency in each Place of Payment for such series, and may from time to time designate additional offices or agencies, at which the principal of (and premium, if any, on) and interest, if any, on such series will be payable (Sections 301 and 1002). If so provided in the Prospectus Supplement, the Place of Payment will be New York City, and the Company will initially designate the office of the agent of the Trustee in New York City as an office where such principal, premium and interest will be payable. Notwithstanding the foregoing, at the option of the Company, interest, if any, may be paid on Debt Securities (i) by check mailed to the person entitled thereto at such person's address appearing in the Security Register or (ii) by wire transfer to an account located inside the United States maintained by the person entitled thereto as specified in the Security Register (Sections 308 and 1002). Unless otherwise provided in the Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest (Section 308).

     The Company may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

     All moneys paid by the Company to the Trustee or a Paying Agent for the payment of principal of (or premium, if any, on) or interest, if any, on any Debt Security that remains unclaimed for two years after such principal, premium or interest becomes due and payable will be repaid to the Company, and the holder of such Debt Security will (subject to applicable abandoned property or similar laws) thereafter, as an unsecured general creditor, look only to the Company for payment thereof (Section 1003).

     Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of any series will be exchangeable for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount (Section 306).

     Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of a series may be presented for registration of transfer and for exchange (i) at each office or agency required to be maintained by the Company for payment of such series, as described above, and
(ii) at each other office
or agency that the Company may designate from time to time for such purposes. Registration of transfers and exchanges will be effected if the transfer agent is satisfied with the evidence of ownership and identity of the person making the request and if the transfer form thereon is duly executed. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of any tax or other governmental charge payable in connection therewith (Section 306).

     In the event of any redemption in part, the Company will not be required
(i) to register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the date the relevant notice of redemption is mailed, (ii) to register the transfer of or exchange any Debt Security or portion thereof called for redemption, except the unredeemed portion, if any, of a Debt Security being redeemed in part or (iii) to register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid (Section
306).

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, unless each of the following conditions is satisfied:

          (1) Immediately after giving effect to such transaction, no Event of Default (or event that with notice or lapse of time, or both, would be such) with respect to the Indenture Securities will have happened and be continuing.

          (2) The corporation or other entity formed by such consolidation or into which the Company is merged, or the Person to which such properties and assets will have been conveyed, transferred or leased, assumes the Company's obligation as to the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the Indenture Securities and the performance and observance of every covenant to be performed by the Company under the Indenture, and will be organized under the laws of the United States, one of the States thereof or the District of Columbia.

          (3) The Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that the transaction complies with these conditions (Section 801).

     In the event that any transaction described in and complying with the conditions listed in the immediately preceding paragraph occurs, the Company would be discharged from all obligations and covenants under the Indenture and all obligations under the Indenture Securities, with the successor corporation or Person succeeding to such obligations and covenants of the Company (Section
802).

     In the event of any such transaction, the Indenture provides that, if any Principal Property or Restricted Securities would thereupon become subject to any Lien, the Indenture Securities (other than any Indenture Securities not entitled to the benefit of the "Limitation of Liens" covenant) will be secured, as to such Principal Property or Restricted Securities, equally and ratably with (or prior to) the Indebtedness that upon the occurrence of such transaction would become secured by such Lien, unless such Lien could be created under the Indenture without equally and ratably securing such Indenture Securities (Section 803).

MODIFICATION AND WAIVER

     The Indenture permits the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Outstanding Indenture Securities affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any provisions of the Indenture or modifying the rights of such holders, except that no such supplemental indenture may, without the consent of the holder of each Outstanding Indenture Security affected thereby:

          (1) Change the Stated Maturity of the principal of (or premium, if any, on) or any installment of interest on any Indenture Security, or reduce the principal amount thereof (or any premium, if any, thereon) or the rate of interest, if any, thereon, or change any obligation of the Company to pay

     Additional Amounts on any Indenture Security as contemplated by Section 1008 of the Indenture, or reduce the amount of the principal of an Indexed Security or an Original Issue Discount Security that would be due and payable upon an acceleration of maturity thereof or the amount thereof provable in bankruptcy, or adversely affect the right of repayment, if any, at the option of the holder, or change any Place of Payment where any Indenture Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or on or after any Redemption Date or Repayment Date), or adversely affect any right to convert or exchange any Indenture Security.

          (2) Reduce the aforesaid percentage in principal amount of Outstanding Indenture Securities, the consent of the holders of which is required for any such supplemental indenture.

          (3) Reduce the percentage in principal amount of outstanding Indenture Securities, the consent of the holders of which is necessary to modify or waive any default under the Indenture (Section 902).

     The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive compliance by the Company with certain covenants contained in the Indenture (Section 1009).

     Modification and amendment of the Indenture may be made by the Company and the Trustee without the consent of any holder, for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of any series of Indenture Securities; (iii) to add Events of Default for the benefit of the holders of any such series; (iv) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there is no Indenture Security Outstanding thereunder of any series that is entitled to the benefit of such provisions; (v) to secure the Indenture Securities Outstanding under the Indenture pursuant to the requirements of Section 803 or 1006 of the Indenture, or otherwise; (vi) to establish the form or terms of Indenture Securities of any series, as permitted by Sections 201 and 301 of the Indenture; (vii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
(viii) to close the Indenture with respect to the authentication and delivery of additional series of Indenture Securities; (ix) to cure any ambiguity or inconsistency in the Indenture, provided such action does not adversely affect in any material respect the interests of holders of Indenture Securities of any series thereunder; (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities, provided that such action does not adversely affect in any material respect the interests of the holders of the Indenture Securities; or (xi) to make any other change that does not affect the rights of any holder (Section 901).

     The Indenture provides that in determining whether the holders of the requisite principal amount of Indenture Securities of a series then outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such Indenture Securities, (i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof and (ii) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indenture Security pursuant to Section 301 (Section 101).

EVENTS OF DEFAULT

     The following are Events of Default with respect to any series of Indenture
Securities: (i) default in the payment of any installment of interest upon any Indenture Security of such series when it becomes due and payable, continued for 30 days; (ii) default in the payment of the principal of (or premium, if any, on) any Indenture Security of such series at its Maturity; (iii) failure on the part of the Company to observe or perform any other covenant or agreement contained in the Indenture (other than a covenant or agreement included in the Indenture solely for the benefit of less than all series of Indenture Securities or a covenant the default in the performance of which would be covered by clause (vi) below) for 60 days after written notice of such failure, requiring the Company to remedy the same, has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of Outstanding Indenture Securities of such series; (iv) default under any indenture or instrument under which the Company or any Restricted Subsidiary has at the time outstanding indebtedness for borrowed money or guarantees thereof in any individual instance in excess of $15,000,000 and, if not already matured in accordance with its terms, such indebtedness has been accelerated and such acceleration is not rescinded or annulled within 15 days after notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of Outstanding Indenture Securities of such series; provided that, if, prior to the entry of judgment in favor of the Trustee for payment of the Indenture Securities of such series, the default under such indenture or instrument has been remedied or cured by the Company or such Restricted Subsidiary, or waived by the holders of such indebtedness, then the Event of Default under the Indenture will be deemed likewise to have been remedied, cured or waived; (v) certain events of bankruptcy, insolvency or reorganization affecting the Company; and (vi) any other Event of Default included in the Indenture for the benefit of Indenture Securities of such series (Section 501).

     If an Event of Default with respect to Indenture Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series (or, if the Indenture Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) by notice as provided in the Indenture may declare the principal amount of all the Indenture Securities of that series and the accrued interest thereon to be due and payable immediately. At any time after a declaration of acceleration with respect to Indenture Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration (Section 502).

     The holders of a majority in aggregate principal amount of Outstanding Indenture Securities of any series have the right to waive certain past defaults under the Indenture (Section 513).

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity (Section 602). Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Indenture Securities of that series unless the Trustee shall determine that the action specified would be in conflict with any rule or law (Section 512).

     The Company will be required to furnish the Trustee annually a certificate stating whether or not the Company is in default under the Indenture and, if so, specifying all such defaults and the nature thereof (Section 1004).

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company may elect either (i) to defease and be discharged from any and all obligations with respect to all or a portion of the Indenture Securities of any series (except for the obligations (a) to pay Additional Amounts, if any; (b) to register the transfer of or exchange such Indenture Securities; (c) to replace temporary or mutilated, destroyed, lost or stolen Indenture Securities of such series; (d) to maintain an office or agency in respect of such Indenture Securities; and (e) to hold moneys for payment in trust) ("defeasance"); or (ii) to be released from its obligations with respect to such outstanding Indenture Securities under Sections 1006 and 1007 of the Indenture (being the restrictions described above under "Liens" and "Sale and Leaseback Transactions", respectively, under the heading "Certain Covenants") or, if so provided pursuant to the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Indenture Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the Trustee (or other qualifying trustee), in trust, of (i) an amount in cash;
(ii) Government Obligations (as defined below) that, through the payment of principal and interest in accordance with their terms, will provide money in an amount; or (iii) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any, on) and interest, if any, to Stated Maturity (or redemption) on such Indenture Securities and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Article 14).


     Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of such Indenture Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

     In the event the Company effects covenant defeasance with respect to any Indenture Securities and such Indenture Securities are declared due and payable because of the occurrence of any Event of Default other than (a) an Event of Default described in clause (iii) under "Events of Default" with respect to Sections 1006 and 1007 of the Indenture (which Sections would no longer be applicable to such Indenture Securities) or (b) an Event of Default described in clause (iii) or (vi) under "Events of Default" with respect to any other covenant as to which there has been defeasance, the realizable value of the money and Government Obligations on deposit with the Trustee may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default, in that the required deposit with the Trustee is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors. However, the Company would remain liable to make payment of such shortfall amounts due at the time of acceleration.

     The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Indenture Securities of or within a particular series.

BOOK-ENTRY DEBT SECURITIES

     Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Securities will be issued in registered form and in either temporary or permanent form. Unless otherwise provided in the Prospectus Supplement, Debt Securities of a series that are represented by a Global Security may be issued in any denomination, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any, on) and interest, if any, on Debt Securities of such series represented by a Global Security will be made by the Company or the Trustee to the depository (Sections 304 and 305).

     The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Additional or differing terms of the depository arrangement will be described in the Prospectus Supplement relating to Offered Securities issued in the form of Global Securities.

     So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as described below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders of Debt Securities under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

     Debt Securities will be issued in fully registered, certificated form ("Definitive Securities") to holders or their nominees, rather than to DTC or its nominee only if (i) DTC notifies the Trustee in writing that DTC is no longer willing or able to continue as depositary and a qualified successor depository is not appointed by the Company within 90 days following such notice;
(ii) the Company, at any time and in its sole discretion, determines not to have any Debt Securities of one or more series represented by Global Securities; or
(iii) after the occurrence of an Event of Default with respect to such Debt Securities, a holder of Debt Securities notifies the Trustee in writing that it wishes to receive a Definitive Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of Definitive Securities equal in principal amount to such beneficial interest and registered in its name.

     The following is based on information furnished by DTC:

          DTC will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One fully registered Debt Security certificate will be issued with respect to each $200 million of principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC.

          DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

          Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

          To facilitate subsequent transfers, the Debt Securities will be registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records will reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the

     Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Neither DTC nor Cede & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

          Principal, premium and interest payments on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

          DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Paying Agent. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered.

          The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Unless stated otherwise in the applicable Prospectus Supplement, the underwriters or agents with respect to Offered Debt Securities issued as Global Securities will be Direct Participants in DTC.

     None of the Company, any underwriter or agent, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

CONCERNING THE TRUSTEE

     U.S. Bank Trust National Association is the Trustee under the Indenture. The Trustee serves as trustee under (i) the Twenty-First Supplemental Indenture, dated as of February 5, 1997, and the Twenty-Second Supplemental Indenture, dated as of July 29, 1997, supplementing an Indenture of Mortgage, dated as of July 15, 1959, relating to the Company's First Mortgage Bonds aggregating $111 million, and (ii) the Company's Medium Term Notes, Series A aggregating $22 million.

                              PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the related Prospectus Supplement. The Company has reserved the right to sell the Offered Securities directly to investors on its own behalf in those jurisdictions where it is authorized to do so.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to offer and sell the Offered Securities upon such terms and conditions as set forth in the related Prospectus Supplement. In connection with the sale of the Offered Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Offered Securities for whom they may act as agent. Underwriters may sell the Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchaser for whom they may act as agents.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the related Prospectus Supplement. Dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

     Until the distribution of the Offered Securities is completed, rules of the Commission may limit the ability of underwriters to bid for and purchase the Offered Securities. As an exception to these rules, underwriters are permitted to engaged in certain transactions that stabilize the price of the Offered Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Securities. If underwriters create a short position in the Offered Securities in connection with the offering, i.e., if they sell more Offered Securities than are set forth on the cover page of the applicable Prospectus Supplement, underwriters may reduce that short position by purchasing Offered Securities in the open market. In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Such activities, if commenced, may be discontinued at any time.

     If so indicated in the related Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase such Offered Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the related Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Any Offered Securities issued hereunder will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Offered Securities.

     Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, the Company and certain of its affiliates in the ordinary course of business.

                                 LEGAL MATTERS


     Certain legal matters relating to the Debt Securities will be passed upon for the Company by Locke Purnell Rain Harrell (A Professional Corporation), Dallas, Texas. Dan Busbee, a director of the Company, is a shareholder in such law firm. The validity of the Offered Securities will be passed upon for any underwriters, dealers or agents by Shearman & Sterling, New York, New York.


                                    EXPERTS

     The consolidated financial statements of the Company at September 30, 1997 appearing in the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in its report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of United Cities Gas Company at December 31, 1996 appearing in the Company's Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent auditors, as set forth in its report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the expenses to be paid by the Registrant in connection with the sale and distribution of the Debt Securities being registered hereby, other than underwriting or broker dealer fees, discounts and commissions. All amounts are estimated except for the Securities Act registration fee.

Securities and Exchange Commission registration fee.........  $ 44,250
Rating agency fees..........................................    86,250
Trustee's fees and expenses.................................     5,000
Blue Sky fees (including counsel fees)......................     2,500
Accounting fees and expenses................................    30,000
Legal fees and expenses.....................................    40,000
Printing expenses...........................................    12,000
Miscellaneous expenses......................................    20,000
                                                              --------
          Total.............................................  $240,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Texas Business Corporation Act and the Virginia Stock Corporation Act permit, and in some cases require, corporations to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses under certain circumstances. Article IX of the Company's Restated Articles of Incorporation, as Amended, and Article IX of the Company's Amended and Restated Bylaws provide for indemnification of judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses and the advance payment or reimbursement of such reasonable expenses to directors and officers to the fullest extent permitted by law.



     As authorized by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA"), and Section 13.1-697 of the Virginia Stock Corporation Act ("VSCA"), each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In each case, such indemnity shall be to the fullest extent authorized by the TBCA and the VSCA. If the director or officer is found liable for willful or intentional misconduct in the performance of his duty to the Company, then indemnification will not be made.


     Article X of the Restated Articles of Incorporation, as Amended, of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director except for liability (i) for any breach of duty of loyalty to the Company or its shareholders, (ii) for an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) for a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) for an act or omission for which the liability of a director is expressly provided by statute or (v) for an act related to an unlawful stock repurchase or payment of a dividend. In addition, Article IX of the Restated Articles of Incorporation, as Amended, and Article IX of the Amended and Restated Bylaws of the Company require the Company to indemnify to the fullest extent authorized by law any person made or threatened to be made party to any action, suit or proceeding, whether criminal, civil, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or serves or served at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any other enterprise.

     The Company maintains an officers' and directors' liability insurance policy insuring officers and directors against certain liabilities, including liabilities under the Securities Act of 1933. The effect of such policy is to indemnify such officers and directors of the Company against losses incurred by them while acting in such capacities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such act and is therefore unenforceable.

ITEM 16. EXHIBITS.


         1.1              --  Form of Purchase Agreement.*
         4.1              --  Form of Indenture.+
         4.2              --  Form of Debt Security.*
         4.3(a)           --  Note Purchase Agreement, dated as of December 21, 1987, by and between the Company and John Hancock Mutual Life
                              Insurance Company (Exhibit 10(c) of Form 8-K filed January
                              7, 1988 (File No. 0-11249)).
                              Note Purchase Agreement, dated as of December 21, 1987, by and between the Company and John Hancock Charitable Trust I
                              (Agreement is identical to Hancock Agreement listed above
                              except as to the parties thereto and the amounts thereof.).
                              Note Purchase Agreement dated as of December 21, 1987, by
                              and between the Company and Mellon Bank, N.A., Trustee under
                              Master Trust Agreement of AT&T Corporation, dated January 1,
                              1984, for Employee Pension Plans -- AT&T -- John
                              Hancock -- Private Placement (Agreement is identical to
                              Hancock Agreement listed above except as to the parties
                              thereto and the amounts thereof.).
         4.3(b)           --  Amendment to Note Purchase Agreement, dated October 11,
                              1989, by and between the Company and John Hancock Mutual
                              Life Insurance Company revising Note Purchase Agreement
                              dated December 21, 1987 (Exhibit (10(b)(ii) of Form 10-K for fiscal year ended September 30, 1989 (File No. 1-10042)).
                              Amendment to Note Purchase Agreement, dated October 11,
                              1989, by and between the Company and John Hancock Charitable
                              Trust I revising Note Purchase Agreement dated December 21,
                              1987 (Amendment is identical to Hancock amendment listed
                              above except as to the parties thereto and the amounts
                              thereof.).
                              Amendment to Note Purchase Agreement dated October 11, 1989, by and between the Company and Mellon Bank, N.A., Trustee
                              under Master Trust Agreement of AT&T Corporation, dated
                              January 1, 1984, for Employee Pension Plans -- AT&T -- John
                              Hancock -- Private Placement revising Note Purchase
                              Agreement dated December 21, 1987 (Amendment is identical to
                              Hancock amendment listed above except as to the parties
                              thereto and the amounts thereof.).
         4.3(c)           --  Amendment to Note Purchase Agreement dated November 12,
                              1991, by and between the Company and John Hancock Mutual
                              Life Insurance Company revising Note Purchase Agreement
                              dated December 21, 1987 (Exhibit 10(b)(iii) of Form 10-K for fiscal year ended September 30, 1991 (File No. 1-10042)).

                                     Amendment to Note Purchase Agreement, dated November 12, 1991, by and between the
                                     Company and John Hancock Charitable Trust I revising Note Purchase Agreement dated
                                     December 21, 1987 (Amendment is identical to Hancock amendment listed above except as to the parties thereto and the amounts thereof.).
                                     Amendment to Note Purchase Agreement, dated November 12, 1991, by and between the
                                     Company and Mellon Bank, N.A., Trustee under Master Trust Agreement of AT&T
                                     Corporation, dated January 1, 1984, for Employee Pension Plans -- AT&T -- John
                                     Hancock -- Private Placement revising Note Purchase Agreement dated December 21, 1987
                                     (Amendment is identical to Hancock amendment above except as to the parties thereto and the amounts thereof.).
         4.3(d)                  --  Amendment to Note Purchase Agreement, dated December 22, 1993, by and between the
                                     Company and John Hancock Mutual Life Insurance Company revising Note Purchase Agreement dated December 21, 1987.+
                                     Amendment to Note Purchase Agreement, dated December 22, 1993, by and between the
                                     Company and Mellon Bank, N.A., Trustee under Master Trust Agreement of AT&T
                                     Corporation, dated January 1, 1984, for Employee Pension Plans -- AT&T -- John
                                     Hancock -- Private Placement revising Note Purchase Agreement dated December 21, 1987
                                     (Amendment is identical to Hancock amendment listed above except as to the parties thereto and the amounts thereof.).
         4.3(e)                  --  Amendment to Note Purchase Agreement, dated December 20, 1994 by and between the
                                     Company and John Hancock Mutual Life Insurance Company revising Note Purchase Agreement dated December 21, 1987.+
                                     Amendment to Note Purchase Agreement, dated December 20, 1994, by and between the
                                     Company and Mellon Bank, N.A., Trustee under Master Trust Agreement of AT&T
                                     Corporation, dated January 1, 1984, for Employee Pension Plans -- AT&T -- John
                                     Hancock -- Private Placement revising Note Purchase Agreement dated December 21, 1987
                                     (Amendment is identical to Hancock amendment listed above.).
         4.3(f)                  --  Amendment to Note Purchase Agreement, dated July 29, 1997, by and between the Company and John Hancock Mutual Life Insurance Company revising Note Purchase Agreement dated
                                     December 21, 1987.+
                                     Amendment to Note Purchase Agreement, dated July 29, 1997, by and between the Company and Mellon Bank, N.A., Trustee under Master Trust Agreement of AT&T Corporation, dated
                                     January 1, 1984, for Employee Pension Plans -- AT&T -- John Hancock -- Private
                                     Placement revising Note Purchase Agreement dated December 21, 1987 (Amendment is identical to Hancock Amendment listed above except as to the parties thereto and the amounts thereof.).
         4.4(a)                  --  Note Purchase Agreement, dated as of October 11, 1989, by and between the Company and
                                     John Hancock Mutual Life Insurance Company (Exhibit 10(c) of Form 10-K for fiscal year ended September 30, 1989 (File No. 1-10042)).
         4.4(b)                  --  Amendment to Note Purchase Agreement, dated as of November 12, 1991, by and between the
                                     Company and John Hancock Mutual Life Insurance Company revising Note Purchase Agreement dated October 11, 1989 (Exhibit 10(c)(ii) of Form 10-K for fiscal year ended September
                                     30, 1991 (File No. 1-10042)).
         4.4(c)                  --  Amendment to Note Purchase Agreement, dated December 22, 1993, by and between the
                                     Company and John Hancock Mutual Life Insurance Company revising Note Purchase Agreement dated October 11, 1989.+

         4.4(d)           --  Amendment to Note Purchase Agreement, dated December 20,
                              1994, by and between the Company and John Hancock Mutual
                              Life Insurance Company revising Note Purchase Agreement
                              dated October 11, 1989.+
         4.4(e)           --  Amendment to Note Purchase Agreement, dated July 29, 1997, by and between the Company and John Hancock Mutual Life
                              Insurance Company revising Note Purchase Agreement dated
                              October 11, 1989.+
         4.5(a)           --  Note Purchase Agreement, dated as of August 29, 1991, by and between the Company and The Variable Annuity Life Insurance
                              Company (Exhibit 10(f)(i) of Form 10-K for fiscal year ended
                              September 30, 1991 (File No. 10042)).
         4.5(b)           --  Amendment to Note Purchase Agreement, dated November 26,
                              1991, by and between the Company and The Variable Annuity
                              Life Insurance Company revising Note Purchase Agreement
                              dated August 29, 1991 (Exhibit 10(f)(ii) of Form 10-K for
                              fiscal year ended September 30, 1991 (File No. 1-10042)).
         4.5(c)           --  Amendment to Note Purchase Agreement, dated December 22,
                              1993, by and between the Company and The Variable Annuity
                              Life Insurance Company revising Note Purchase Agreement
                              dated August 29, 1991.+
         4.5(d)           --  Amendment to Note Purchase Agreement, dated July 29, 1997, by and between the Company and The Variable Annuity Life
                              Insurance Company revising Note Purchase Agreement dated
                              August 29, 1991.+
         4.6(a)           --  Note Purchase Agreement, dated as of August 31, 1992, by and between the Company and The Variable Annuity Life Insurance
                              Company (Exhibit 10(f) of Form 10-K for fiscal year ended
                              September 30, 1992 (File No. 1-10042)).
         4.6(b)           --  Amendment to Note Purchase Agreement, dated December 22,
                              1993, by and between the Company and The Variable Annuity
                              Life Insurance Company revising Note Purchase Agreement
                              dated August 31, 1992.+
         4.6(c)           --  Amendment to Note Purchase Agreement, dated July 29, 1997, by and between the Company and The Variable Annuity Life
                              Insurance Company revising Note Purchase Agreement dated
                              August 31, 1992.+
         4.7(a)           --  Note Purchase Agreement, dated November 14, 1994, by and among the Company and New York Life Insurance Company, New
                              York Life Insurance and Annuity Corporation, The Variable
                              Annuity Life Insurance Company, American General Life
                              Insurance Company, and Merit Life Insurance Company (Exhibit
                              10.1 of Form 10-Q for quarter ended December 31, 1994 (File
                              No. 1-10042)).
         4.7(b)           --  Amendment to Note Purchase Agreement, dated July 29, 1997, by and among the Company and New York Life Insurance
                              Company, New York Life Insurance and Annuity Corporation,
                              The Variable Annuity Life Insurance Company, American
                              General Life Insurance Company and Merit Life Insurance
                              Company revising Note Purchase Agreement dated November 14,
                              1994.+
         4.8              --  Loan Agreement by and between the Company and NationsBank of
                              Texas, N.A. dated as of November 26, 1996 (Exhibit 10.1 of
                              Form 10-Q for quarter ended December 31, 1996 (File No.
                              1-10042)).
         4.9(a)           --  Indenture of Mortgage, dated as of July 15, 1959, from
                              United Cities Gas Company to First Trust of Illinois,
                              National Association, and M.J. Kruger, as Trustees, as
                              amended and supplemented through December 1, 1992 (the
                              Indenture of Mortgage through the 20th Supplemental
                              Indenture) (Exhibit to Registration Statement of United
                              Cities Gas Company on Form S-3 (File No. 33-56983)).

         4.9(b)           --  Twenty-First Supplemental Indenture dated as of February 5,
                              1997 by and among United Cities Gas Company and Bank of
                              America Illinois and First Trust National Association and
                              Russell C. Bergman supplementing Indenture of Mortgage dated as of July 15, 1959 (Exhibit 10.7(a) of Form 10-K for the
                              fiscal year ended September 30, 1997 (File No. 1-10042)).
         4.9(c)           --  Twenty-Second Supplemental Indenture dated as of July 29,
                              1997 by and among the Company and First Trust National
                              Association and Russell C. Bergman supplementing Indenture of Mortgage dated as of July 15, 1959 (Exhibit 10.7(b) of
                              Form 10-K for the fiscal year ended September 30, 1997 (File
                              No. 1-10042)).
         4.10(a)          --  Form of Indenture between United Cities Gas Company and
                              First Trust of Illinois, National Association, as Trustee
                              dated as of November 15, 1995 (Exhibit to Registration
                              Statement of United Cities Gas Company on Form S-3 (File No.
                              33-56983)).
         4.10(b)          --  First Supplemental Indenture between the Company and First
                              Trust of Illinois, National Association, as Trustee dated as of July 29, 1997 (Exhibit 10.8(a) of Form 10-K for the
                              fiscal year ended September 30, 1997 (File No. 1-10042)).
         4.11(a)          --  Seventh Supplemental Indenture, dated as of October 1, 1983 between Greeley Gas Company ("the Greeley Gas Division") and the Central Bank of Denver, N.A. ("Central Bank") (Exhibit
                              10.1 of Form 10-Q for quarter ended June 30, 1994 (File No.
                              1-10042)).
         4.11(b)          --  Ninth Supplemental Indenture, dated as of April 1, 1991, between the Greeley Gas Division and Central Bank (Exhibit
                              10.2 of Form 10-Q for quarter ended June 30, 1994 (File No.
                              1-10042)).
         4.11(c)          --  Bond Purchase Agreement, dated as of April 1, 1991, between the Greeley Gas Division and Central Bank (Exhibit 10.3 of
                              Form 10-Q for quarter ended June 30, 1994 (File No.
                              1-10042)).
         4.11(d)          --  Tenth Supplemental Indenture, dated as of December 1, 1993, between the Company and Colorado National Bank, formerly
                              Central Bank (Exhibit 10.4 of Form 10-Q for quarter ended
                              June 30, 1994 (File No. 1-10042)).
         5.1              --  Opinion of Locke Purnell Rain Harrell (A Professional
                              Corporation) as to certain legal matters.+
        12.1              --  Computation of Ratio of Earnings to Fixed Charges of the
                              Company. ++
        23.1              --  Consent of Ernst & Young LLP. ++
        23.2              --  Consent of Arthur Andersen LLP. ++
        23.3              --  Consent of Locke Purnell Rain Harrell (A Professional
                              Corporation) (set forth in its opinion filed as Exhibit
                              5.1).+
        24.1              --  Powers of attorney (set forth on the signature page(s)
                              hereof).+
        25.1              --  Statement of Eligibility and Qualifications on Form T-1 of
                              Trustee under the Indenture.+


---------------

* Such exhibit will be filed by the Registrant as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.


+ Previously filed.



++ Filed herewith.

ITEM 17. UNDERTAKINGS.

     (a) RULE 415 OFFERING. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) REGISTRATION STATEMENT PERMITTED BY RULE 430A. The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) QUALIFICATION OF TRUST INDENTURES UNDER THE TRUST INDENTURE ACT OF 1939 FOR DELAYED OFFERINGS

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 25, 1998.


                                            ATMOS ENERGY CORPORATION


                                            By:     /s/ ROBERT W. BEST

                                              ----------------------------------
                                                  Robert W. Best, Chairman,
                                                           President

                                                 and Chief Executive Officer



                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ ROBERT W. BEST                    Chairman, President and Chief         June 25, 1998
-----------------------------------------------------    Executive Officer (Principal
                   Robert W. Best                        Executive Officer)

                /s/ LARRY J. DAGLEY*                   Executive Vice President and Chief    June 25, 1998
-----------------------------------------------------    Financial Officer (Principal
                   Larry J. Dagley                       Financial Officer)

              /s/ DAVID L. BICKERSTAFF*                Vice President and Controller         June 25, 1998
-----------------------------------------------------    (Principal Accounting Officer)
                David L. Bickerstaff

               /s/ TRAVIS W. BAIN II*                  Director                              June 25, 1998
-----------------------------------------------------
                  Travis W. Bain II

                   /s/ DAN BUSBEE*                     Director                              June 25, 1998
-----------------------------------------------------
                     Dan Busbee

               /s/ RICHARD W. CARDIN*                  Director                              June 25, 1998
-----------------------------------------------------
                  Richard W. Cardin

               /s/ THOMAS J. GARLAND*                  Director                              June 25, 1998
-----------------------------------------------------
                  Thomas J. Garland

                 /s/ GENE C. KOONCE*                   Director                              June 25, 1998
-----------------------------------------------------
                   Gene C. Koonce

                /s/ VINCENT J. LEWIS*                  Director                              June 25, 1998
-----------------------------------------------------
                  Vincent J. Lewis

               /s/ THOMAS C. MEREDITH*                 Director                              June 25, 1998
-----------------------------------------------------
                 Thomas C. Meredith

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ PHILLIP E. NICHOL*                  Director                              June 25, 1998
-----------------------------------------------------
                  Phillip E. Nichol

                 /s/ CARL S. QUINN*                    Director                              June 25, 1998
-----------------------------------------------------
                    Carl S. Quinn

               /s/ CHARLES K. VAUGHAN*                 Director                              June 25, 1998
-----------------------------------------------------
                 Charles K. Vaughan

                /s/ RICHARD WARE II*                   Director                              June 25, 1998
-----------------------------------------------------
                   Richard Ware II

               *By: /s/ ROBERT W. BEST                                                       June 25, 1998
-----------------------------------------------------
                   Robert W. Best
                  Attorney-In-Fact

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         1.1             -- Form of Purchase Agreement.*
         4.1             -- Form of Indenture.+
         4.2             -- Form of Debt Security.*
         4.3(a)          -- Note Purchase Agreement, dated as of December 21, 1987, by and between the Company and John Hancock Mutual Life
                            Insurance Company (Exhibit 10(c) of Form 8-K filed
                            January 7, 1988 (File No. 0-11249)).
                         Note Purchase Agreement, dated as of December 21, 1987, by and between the Company and John Hancock Charitable Trust
                            I (Agreement is identical to Hancock Agreement listed
                            above except as to the parties thereto and the amounts
                            thereof.).
                         Note Purchase Agreement dated as of December 21, 1987, by
                            and between the Company and Mellon Bank, N.A., Trustee
                            under Master Trust Agreement of AT&T Corporation, dated
                            January 1, 1984, for Employee Pension Plans --
                            AT&T -- John Hancock -- Private Placement (Agreement is
                            identical to Hancock Agreement listed above except as to
                            the parties thereto and the amounts thereof.).
         4.3(b)          -- Amendment to Note Purchase Agreement, dated October 11,
                            1989, by and between the Company and John Hancock Mutual
                            Life Insurance Company revising Note Purchase Agreement
                            dated December 21, 1987 (Exhibit (10(b)(ii) of Form 10-K
                            for fiscal year ended September 30, 1989 (File No.
                            1-10042)).
                         Amendment to Note Purchase Agreement, dated October 11,
                            1989, by and between the Company and John Hancock
                            Charitable Trust I revising Note Purchase Agreement dated
                            December 21, 1987 (Amendment is identical to Hancock
                            amendment listed above except as to the parties thereto
                            and the amounts thereof.).
                         Amendment to Note Purchase Agreement dated October 11, 1989, by and between the Company and Mellon Bank, N.A., Trustee
                            under Master Trust Agreement of AT&T Corporation, dated
                            January 1, 1984, for Employee Pension Plans --
                            AT&T -- John Hancock -- Private Placement revising Note
                            Purchase Agreement dated December 21, 1987 (Amendment is
                            identical to Hancock amendment listed above except as to
                            the parties thereto and the amounts thereof.).
         4.3(c)          -- Amendment to Note Purchase Agreement dated November 12,
                            1991, by and between the Company and John Hancock Mutual
                            Life Insurance Company revising Note Purchase Agreement
                            dated December 21, 1987 (Exhibit 10(b)(iii) of Form 10-K
                            for fiscal year ended September 30, 1991 (File No.
                            1-10042)).
                         Amendment to Note Purchase Agreement, dated November 12,
                            1991, by and between the Company and John Hancock
                            Charitable Trust I revising Note Purchase Agreement dated
                            December 21, 1987 (Amendment is identical to Hancock
                            amendment listed above except as to the parties thereto
                            and the amounts thereof.).
                         Amendment to Note Purchase Agreement, dated November 12,
                            1991, by and between the Company and Mellon Bank, N.A.,
                            Trustee under Master Trust Agreement of AT&T Corporation,
                            dated January 1, 1984, for Employee Pension
                            Plans -- AT&T -- John Hancock -- Private Placement
                            revising Note Purchase Agreement dated December 21, 1987
                            (Amendment is identical to Hancock amendment above except
                            as to the parties thereto and the amounts thereof.).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         4.3(d)          -- Amendment to Note Purchase Agreement, dated December 22,
                            1993, by and between the Company and John Hancock Mutual
                            Life Insurance Company revising Note Purchase Agreement
                            dated December 21, 1987.+
                            Amendment to Note Purchase Agreement, dated December 22,
                            1993, by and between the Company and Mellon Bank, N.A.,
                            Trustee under Master Trust Agreement of AT&T Corporation,
                            dated January 1, 1984, for Employee Pension
                            Plans -- AT&T -- John Hancock -- Private Placement
                            revising Note Purchase Agreement dated December 21, 1987
                            (Amendment is identical to Hancock amendment listed above
                            except as to the parties thereto and the amounts
                            thereof.).
         4.3(e)          -- Amendment to Note Purchase Agreement, dated December 20,
                            1994 by and between the Company and John Hancock Mutual
                            Life Insurance Company revising Note Purchase Agreement
                            dated December 21, 1987.+
                            Amendment to Note Purchase Agreement, dated December 20,
                            1994, by and between the Company and Mellon Bank, N.A.,
                            Trustee under Master Trust Agreement of AT&T Corporation,
                            dated January 1, 1984, for Employee Pension
                            Plans -- AT&T -- John Hancock -- Private Placement
                            revising Note Purchase Agreement dated December 21, 1987
                            (Amendment is identical to Hancock amendment listed
                            above.).
         4.3(f)          -- Amendment to Note Purchase Agreement, dated July 29,
                            1997, by and between the Company and John Hancock Mutual
                            Life Insurance Company revising Note Purchase Agreement
                            dated December 21, 1987.+
                            Amendment to Note Purchase Agreement, dated July 29,
                            1997, by and between the Company and Mellon Bank, N.A.,
                            Trustee under Master Trust Agreement of AT&T Corporation,
                            dated January 1, 1984, for Employee Pension Plans --
                            AT&T -- John Hancock -- Private Placement revising Note
                            Purchase Agreement dated December 21, 1987 (Amendment is
                            identical to Hancock Amendment listed above except as to
                            the parties thereto and the amounts thereof.).
         4.4(a)          -- Note Purchase Agreement, dated as of October 11, 1989, by and between the Company and John Hancock Mutual Life
                            Insurance Company (Exhibit 10(c) of Form 10-K for fiscal
                            year ended September 30, 1989 (File No. 1-10042)).
         4.4(b)          -- Amendment to Note Purchase Agreement, dated as of
                            November 12, 1991, by and between the Company and John
                            Hancock Mutual Life Insurance Company revising Note
                            Purchase Agreement dated October 11, 1989 (Exhibit
                            10(c)(ii) of Form 10-K for fiscal year ended September
                            30, 1991 (File No. 1-10042)).
         4.4(c)          -- Amendment to Note Purchase Agreement, dated December 22,
                            1993, by and between the Company and John Hancock Mutual
                            Life Insurance Company revising Note Purchase Agreement
                            dated October 11, 1989.+
         4.4(d)          -- Amendment to Note Purchase Agreement, dated December 20,
                            1994, by and between the Company and John Hancock Mutual
                            Life Insurance Company revising Note Purchase Agreement
                            dated October 11, 1989.+
         4.4(e)          -- Amendment to Note Purchase Agreement, dated July 29,
                            1997, by and between the Company and John Hancock Mutual
                            Life Insurance Company revising Note Purchase Agreement
                            dated October 11, 1989.+
         4.5(a)          -- Note Purchase Agreement, dated as of August 29, 1991, by and between the Company and The Variable Annuity Life
                            Insurance Company (Exhibit 10(f)(i) of Form 10-K for
                            fiscal year ended September 30, 1991 (File No. 10042)).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         4.5(b)          -- Amendment to Note Purchase Agreement, dated November 26,
                            1991, by and between the Company and The Variable Annuity
                            Life Insurance Company revising Note Purchase Agreement
                            dated August 29, 1991 (Exhibit 10(f)(ii) of Form 10-K for
                            fiscal year ended September 30, 1991 (File No. 1-10042)).
         4.5(c)          -- Amendment to Note Purchase Agreement, dated December 22,
                            1993, by and between the Company and The Variable Annuity
                            Life Insurance Company revising Note Purchase Agreement
                            dated August 29, 1991.+
         4.5(d)          -- Amendment to Note Purchase Agreement, dated July 29,
                            1997, by and between the Company and The Variable Annuity
                            Life Insurance Company revising Note Purchase Agreement
                            dated August 29, 1991.+
         4.6(a)          -- Note Purchase Agreement, dated as of August 31, 1992, by and between the Company and The Variable Annuity Life
                            Insurance Company (Exhibit 10(f) of Form 10-K for fiscal
                            year ended September 30, 1992 (File No. 1-10042)).
         4.6(b)          -- Amendment to Note Purchase Agreement, dated December 22,
                            1993, by and between the Company and the Variable Annuity
                            Life Insurance Company revising Note Purchase Agreement
                            dated August 31, 1992.+
         4.6(c)          -- Amendment to Note Purchase Agreement, dated July 29,
                            1997, by and between the Company and The Variable Annuity
                            Life Insurance Company revising Note Purchase Agreement
                            dated August 31, 1992.+
         4.7(a)          -- Note Purchase Agreement, dated November 14, 1994, by and among the Company and New York Life Insurance Company,
                            New York Life Insurance and Annuity Corporation, The
                            Variable Annuity Life Insurance Company, American General
                            Life Insurance Company, and Merit Life Insurance Company
                            (Exhibit 10.1 of Form 10-Q for quarter ended December 31,
                            1994 (File No. 1-10042)).
         4.7(b)          -- Amendment to Note Purchase Agreement, dated July 29,
                            1997, by and among the Company and New York Life
                            Insurance Company, New York Life Insurance and Annuity
                            Corporation, The Variable Annuity Life Insurance Company,
                            American General Life Insurance Company and Merit Life
                            Insurance Company revising Note Purchase Agreement dated
                            November 14, 1994.+
         4.8             -- Loan Agreement by and between the Company and NationsBank of Texas, N.A. dated as of November 26, 1996 (Exhibit
                            10.1 of Form 10-Q for quarter ended December 31, 1996
                            (File No. 1-10042)).
         4.9(a)          -- Indenture of Mortgage, dated as of July 15, 1959, from
                            United Cities Gas Company to First Trust of Illinois,
                            National Association, and M.J. Kruger, as Trustees, as
                            amended and supplemented through December 1, 1992 (the
                            Indenture of Mortgage through the 20th Supplemental
                            Indenture) (Exhibit to Registration Statement of United
                            Cities Gas Company on Form S-3 (File No. 33-56983)).
         4.9(b)          -- Twenty-First Supplemental Indenture dated as of February
                            5, 1997 by and among United Cities Gas Company and Bank
                            of America Illinois and First Trust National Association
                            and Russell C. Bergman supplementing Indenture of
                            Mortgage dated as of July 15, 1959 (Exhibit 10.7(a) of
                            Form 10-K for the fiscal year ended September 30, 1997
                            (File No. 1-10042)).
         4.9(c)          -- Twenty-Second Supplemental Indenture dated as of July 29,
                            1997 by and among the Company and First Trust National
                            Association and Russell C. Bergman supplementing
                            Indenture of Mortgage dated as of July 15, 1959 (Exhibit
                            10.7(b) of Form 10-K for the fiscal year ended September
                            30, 1997 (File No. 1-10042)).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         4.10(a)         -- Form of Indenture between United Cities Gas Company and
                            First Trust of Illinois, National Association, as Trustee
                            dated as of November 15, 1995 (Exhibit to Registration
                            Statement of United Cities Gas Company on Form S-3 (File
                            No. 33-56983)).
         4.10(b)         -- First Supplemental Indenture between the Company and
                            First Trust of Illinois, National Association, as Trustee
                            dated as of July 29, 1997 (Exhibit 10.8(a) of Form 10-K
                            for the fiscal year ended September 30, 1997 (File No.
                            1-10042)).
         4.11(a)         -- Seventh Supplemental Indenture, dated as of October 1,
                            1983 between Greeley Gas Company ("the Greeley Gas
                            Division") and the Central Bank of Denver, N.A. ("Central
                            Bank") (Exhibit 10.1 of Form 10-Q for quarter ended June
                            30, 1994 (File No. 1-10042)).
         4.11(b)         -- Ninth Supplemental Indenture, dated as of April 1, 1991, between the Greeley Gas Division and Central Bank
                            (Exhibit 10.2 of Form 10-Q for quarter ended June 30,
                            1994 (File No. 1-10042)).
         4.11(c)         -- Bond Purchase Agreement, dated as of April 1, 1991,
                            between the Greeley Gas Division and Central Bank
                            (Exhibit 10.3 of Form 10-Q for quarter ended June 30,
                            1994 (File No. 1-10042)).
         4.11(d)         -- Tenth Supplemental Indenture, dated as of December 1,
                            1993, between the Company and Colorado National Bank,
                            formerly Central Bank (Exhibit 10.4 of Form 10-Q for
                            quarter ended June 30, 1994 (File No. 1-10042)).
         5.1             -- Opinion of Locke Purnell Rain Harrell (A Professional
                            Corporation) as to certain legal matters.+
        12.1             -- Computation of Ratio of Earnings to Fixed Charges of the
                            Company. ++
        23.1             -- Consent of Ernst & Young LLP. ++
        23.2             -- Consent of Arthur Andersen LLP. ++
        23.3             -- Consent of Locke Purnell Rain Harrell (A Professional
                            Corporation) (set forth in its opinion filed as Exhibit
                            5.1).+
        24.1             -- Powers of attorney (set forth on the signature page(s)
                            hereof).+
        25.1             -- Statement of Eligibility and Qualifications on Form T-1
                            of Trustee under the Indenture.+


---------------

* Such exhibit will be filed by the Registrant as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.


+ Previously filed.



++ Filed herewith.